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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

         This Consulting Agreement dated January 2, 2001 ("Agreement") is by and between, NEVADA GOLD & CASINOS, INC., a Nevada corporation ("Company") and THOMAS C. PRITCHARD, an individual ("Consultant").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, Consultant desires to provide certain consulting services to the Company; and

                  WHEREAS, the Company and Consultant desire to set forth in writing the terms and conditions of their agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the parties hereto agree as follows::

         1. Engagement. Subject to the terms and provisions of this Agreement, the Company hereby affirms the engagement of Consultant, as an independent contractor, to provide general legal services.

         2. Compensation. For certain services performed by Consultant for the Company, the Company will issue to Consultant 25,000 shares of common stock of the Company pursuant to a S-8 Registration Statement.

         3. Status Reports. At the Company's written request, Consultant shall prepare and submit to the Company a written status report describing the status of any sales of the Company Common Stock sold hereby.

         4. Term. The term of this Agreement shall commence on the date herein and shall continue in full force and effect for a period of six months.

         5.       Miscellaneous.

                  (a) Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by either party, nor shall any interest herein be assigned, transferred, pledged or hypothecated by either party without the prior written consent of the other party.

                  (b) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.



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                  (c) Entire Agreement, Amendments and Waivers. This Agreement
         constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                       NEVADA GOLD & CASINOS, INC.

                                       By //s// H. THOMAS WINN
                                          --------------------------------------
                                          H. Thomas Winn, President


                                       THOMAS C. PRITCHARD


                                       //s// THOMAS C. PRITCHARD
                                       -----------------------------------------